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                                                                    EXHIBIT 12.0


HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                           Six Months Ended             Years Ended             Four Months Ended      Years Ended
                                               June 30,                December 31,               December 31,         August 31,
                                               --------         --------------------------        ------------        -------------
                                                 1996           1995        1994      1993            1992            1992     1991
                                                 ----           ----        ----      ----            ----            ----     ----
                                                            (IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)
 Earnings (Loss) Before Taxes and               11,629         (95,025)    30,520    (19,567)         11,446         64,492    6,116
 Extraordinary Item

      Add

          Portion of Rents Representing          2,331            4,377     4,613      5,011           2,182          6,692    6,139
          Interest Factor

          Interest                               6,336           10,077     5,512     10,863           6,651         22,299   23,176
                                                ------------------------------------------------------------------------------------
          Earnings (Loss) as Adjusted           20,296         (80,571)    40,645    (3,693)          20,279         93,483   35,431
                                                ====================================================================================

 Fixed Charges

          Portion of Rents Representing          2,331            4,377     4,613      5,011           2,182          6,692    6,139
          Interest Factor

          Interest                               6,336           10,077     5,512     10,863           6,651         22,299   23,176
                                                ------------------------------------------------------------------------------------
          Total Fixed Charges                    8,667           14,454    10,125     15,874           8,833         28,991   29,315
                                                ====================================================================================

 Ratio of Earnings to Fixed Charges               2.34               --(1)   4.01         --(1)         2.30           3.22     1.21

(1) Ratio is less than zero.